Shopify Beats Across the Board: Q3 Shows Growth, Efficiency, Brand Wins
Internet, Everywhere - November 4, 2025 - Shopify Inc. (NASDAQ, TSX: SHOP) announced today financial results for the quarter ended September 30, 2025. Shopify achieved 32% revenue growth and 18% free cash flow margin, marking nine consecutive quarters of double-digit free cash flow margins.
Harley Finkelstein, President of Shopify said, “We build. We ship. We grow. That’s the model - and it’s running at full speed. From entrepreneurs making their very first sale on Shopify every 26 seconds, to global icons like Estée Lauder, we’re powering growth across the full spectrum of commerce. That scale fuels relentless momentum: GMV up 32%, revenue up 32%, free cash flow margin at 18%. Retail’s busiest season is here, and, as always, Shopify merchants are built for it."
“Our third quarter results show what’s possible when merchant ambition and success meet Shopify’s disciplined execution,” said Jeff Hoffmeister, Chief Financial Officer of Shopify. “We’re not just growing—we’re delivering consistent growth and profitability, quarter after quarter. Q3 was a standout quarter with revenue growth and free cash flow margins both surpassing our robust Q2 performance.”
Selected Business Performance Information(1)
(In US $ millions, except percentages)

	Three months ended
	September 30, 2025	September 30, 2024
GMV	92,013	69,715

MRR	193	175

Revenue	2,844	2,162

Gross profit	1,391	1,118

Operating income	343	283

Free cash flow	507	421

YoY revenue growth rate	32%	26%

Free cash flow margin	18%	19%
(1) See endnotes below for definitions of GMV and MRR and additional information on free cash flow and free cash flow margin, which are non-GAAP financial measures and are reconciled to the comparable GAAP measures in the non-GAAP reconciliation at the end of this press release.

2025 Outlook
The outlook that follows supersedes all prior financial outlook statements made by Shopify, constitutes forward-looking information within the meaning of applicable securities laws, is based on a number of assumptions, and subject to a number of risks. Actual results could vary materially as a result of numerous factors, including certain risk factors, many of which are beyond Shopify’s control. Please see "Forward-looking Statements" at the end of this press release.
For the fourth quarter of 2025, we expect:
•Revenue to grow at a mid-to-high-twenties percentage rate on a year-over-year basis;
•Gross profit dollars to grow at a low-to-mid-twenties percentage rate on a year-over-year basis;
•Operating expense as a percentage of revenue to be 30% to 31%;
•Stock-based compensation to be $130 million; and
•Free cash flow margin to be slightly above Q3 2025.
Quarterly Conference Call
Shopify’s management team will hold a conference call to discuss our third-quarter results today, November 4, 2025, at 8:30 a.m. ET. The conference call will be webcast on the investor relations section of Shopify’s website at www.shopifyinvestors.com/news-and-events. An archived replay of the webcast will be available following the conclusion of the call.
Shopify’s Form 10-Q for the quarter ended September 30, 2025, including the unaudited Condensed Consolidated Financial Statements and accompanying Notes, and Management's Discussion and Analysis, will be available on Shopify’s website at www.shopify.com and will be filed on EDGAR at www.sec.gov and on SEDAR+ at www.sedarplus.ca.
About Shopify
Shopify is a leading global commerce company that provides essential internet infrastructure for commerce, offering trusted tools to start, scale, market, and run a retail business of any size. Shopify makes commerce better for everyone with a platform and services that are engineered for speed, customization, reliability, and security, while delivering a better shopping experience for consumers online, in store, and everywhere in between. Shopify powers millions of businesses in more than 175 countries and is trusted by brands such as Aldo, BarkBox, BevMo, Carrier, David’s Bridal, JB Hi-Fi, Mejuri, Meta, SKIMS, Supreme, and many more.
For more information visit www.shopify.com

CONTACT INVESTORS:	CONTACT MEDIA:
Carrie Gillard	Ben McConaghy
Director, Investor Relations	Director, Communications
IR@shopify.com	press@shopify.com

Shopify Inc. Condensed Consolidated Statement of Operations
(In US $ millions)

	Three months ended
	September 30, 2025	September 30, 2024
Revenues
Subscription solutions	699	610
Merchant solutions	2,145	1,552
	2,844	2,162
Cost of revenues
Subscription solutions	128	108
Merchant solutions	1,325	936
	1,453	1,044
Gross profit	1,391	1,118
Operating expenses
Sales and marketing	410	331
Research and development	375	332
General and administrative	115	114
Transaction and loan losses	148	58
Total operating expenses	1,048	835
Operating income	343	283
Net other (expense) income, including taxes(2)	(79)	545
Net income	264	828
less: equity investments, marked to market, net of taxes	(103)	484
Net income excluding the impact of equity investments(3)	367	344
(2) Net other (expense) income, including taxes includes interest income, gains and losses on equity and other investments, loss on embedded derivative related to convertible note, foreign exchange gains and losses, and our provision for income taxes.
(3) Net income excluding the impact of equity investments is a non-GAAP financial measure which is reconciled at the end of this press release. The impact of any gains or losses on our equity investments in third parties and embedded derivative related to convertible note are not relevant to the fundamentals of our business. Valuations of third parties in public and private markets are outside of our control, and therefore, fluctuations in those valuations have little analytical or predictive value regarding our ability to drive operational results.
Note: More detailed Condensed Consolidated Statements of Operations and Comprehensive Income are available in the Quarterly Report on Form 10-Q filed concurrently with this press release with US and Canadian regulators and available at www.sec.gov and www.sedarplus.ca.

Shopify Inc. Condensed Consolidated Balance Sheets
(In US $ millions)

	September 30, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	2,414	1,498
Marketable securities	3,935	3,981
Trade and other receivables, net	396	342
Loans and merchant cash advances, net	1,733	1,224
Other current assets	227	209
	8,705	7,254
Long-term assets
Property and equipment, net	51	47
Operating lease right-of-use assets, net	94	93
Intangible assets, net	33	22
Deferred tax assets	29	37
Other long-term assets	23	21
Long-term investments	676	709
Equity and other investments ($3,389 and $3,930, carried at fair value)	4,363	4,647
Equity method investment	574	642
Goodwill	491	452
	6,334	6,670
Total assets	15,039	13,924
Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued liabilities	974	737
Deferred revenue	300	283
Operating lease liabilities	19	18
Convertible senior notes	920	918
	2,213	1,956
Long-term liabilities
Deferred revenue	110	147
Operating lease liabilities	176	190
Deferred tax liabilities	29	73
	315	410
Shareholders’ equity
Common stock	10,123	9,634
Additional paid-in capital	272	305
Accumulated other comprehensive loss	(1)	(10)
Accumulated surplus	2,117	1,629
Total shareholders’ equity	12,511	11,558
Total liabilities and shareholders’ equity	15,039	13,924

Shopify Inc. Condensed Consolidated Statements of Cash Flows
(In US $ millions)

	Three months ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities
Net income for the period	264	828
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	8	8
Stock-based compensation	107	110
Impairment of right-of-use assets and leasehold improvements	3	—
Provision for transaction and loan losses	102	42
Deferred income tax (recovery) expense	(5)	3
Revenue related to non-cash consideration	(12)	(19)
Unrealized loss on embedded derivative	29	—
Net loss (gain) on equity and other investments	62	(512)
Net loss on equity method investment	21	28
Unrealized foreign exchange loss (gain)	4	(19)
Changes in operating assets and liabilities	(70)	(46)
Net cash provided by operating activities	513	423
Cash flows from investing activities
Purchases of property and equipment	(6)	(2)
Purchases of marketable securities	(1,460)	(2,086)
Maturities of marketable securities	1,956	1,837
Purchases and originations of loans	(996)	(844)
Repayments and sales of loans	849	628
Purchases of equity and other investments	(8)	(4)
Acquisition of business, net of cash acquired	—	(4)
Other	—	1
Net cash provided by (used in) investing activities	335	(474)
Cash flows from financing activities
Proceeds from the exercise of stock options	24	6
Net cash provided by financing activities	24	6
Effect of foreign exchange on cash, cash equivalents and restricted cash	—	11
Net increase (decrease) in cash, cash equivalents and restricted cash	872	(34)
Cash, cash equivalents and restricted cash – beginning of period	1,542	1,541
Cash, cash equivalents and restricted cash – end of period	2,414	1,507

Reconciliation of Non-GAAP Financial Measures
Free Cash Flow Reconciliation
(In US $ millions, except percentages)
The following table illustrates how free cash flow is calculated in this press release:

	Three months ended
	September 30, 2025	September 30, 2024
Net cash provided by operating activities	513	423
less: capital expenditures(4)	(6)	(2)
Free cash flow	507	421
Revenue	2,844	2,162
Free cash flow margin	18%	19%
Net Income Excluding the Impact of Equity Investments Reconciliation
(In US $ millions)
The following table illustrates how Net income excluding the impact of equity investments is calculated in this press release:

	Three months ended
	September 30, 2025	September 30, 2024
Net income	264	828
less: equity investments, marked to market, net of taxes	(103)	484
Net income excluding the impact of equity investments(3)	367	344
(4) Capital expenditures is equivalent to the amount included in “Purchases of property and equipment” on our Condensed Consolidated Statements of Cash Flows for the reported period.

Financial Performance Constant Currency Analysis
(In US $ millions, except percentages)
The following table converts our GMV, revenues, gross profit, and operating income using the comparative period's monthly average exchange rates. We have provided the below disclosure as we believe it presents a clear comparison of our period-to-period operating results by removing the impact of fluctuations in foreign exchange rates and to assist investors in understanding our financial and operating performance. The table below and our Condensed Consolidated Statement of Operations disclosure are supplements to our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (excluding GMV).

	Three months ended September 30
	GMV	Revenue	Subscription solutions revenue	Merchant solutions revenue	Gross profit	Operating income
2024 as reported	69,715	2,162	610	1,552	1,118	283
2025 as reported	92,013	2,844	699	2,145	1,391	343
Percentage change YoY	32%	32%	15%	38%	24%	21%
Constant currency impact	1,109	17	4	13	11	11
Percentage change YoY constant currency	30%	31%	14%	37%	23%	17%

Forward-looking Statements
This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”), including statements related to Shopify’s financial outlook, such as expected revenue and expenses for the next fiscal quarter. These statements can be identified by words such as "will" and “expect” and are based on Shopify's current projections and expectations about future events and financial results. Known and unknown risks may cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, the Company’s ability to maintain expected growth and manage expenses, the impact of changes in economic conditions and consumer spending in key markets such as the United States, Europe, and globally, the impact of measures that affect international trade, including tariffs, our reliance on third party cloud providers to deliver services, a cyberattack or security breach, and serious errors or defects in software or hardware. Other factors and risks that may cause actual results to differ materially from those set out in the forward-looking statements are set out in Shopify's Annual Report on Form 10-K under the heading “Risk Factors” and other filings made with US and Canadian securities regulators, available at www.sec.gov and www.sedarplus.ca. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to management on the date hereof and represent management’s beliefs regarding future events, projection and financial trends, which, by their nature, are inherently uncertain. The forward-looking statements are provided to give additional information about management’s expectations and beliefs and may not be appropriate for other purposes. Shopify undertakes no duty to publicly update or revise any forward-looking statements, except as may be required by law.
Endnotes:
Gross Merchandise Volume, or GMV, represents the total dollar value of orders facilitated through the Shopify platform including certain apps and channels for which a revenue-sharing arrangement is in place in the period, net of refunds, and inclusive of shipping and handling, duty, and value-added taxes.
Monthly Recurring Revenue, or MRR, is the aggregate value of all subscription plans, excluding variable platform fees, in effect on the last day of the period, assuming merchants maintain their subscription the following month and is used by management as a directional indicator of subscription solutions revenue going forward.
Free cash flow and free cash flow margin are non-GAAP financial measures which are reconciled in the non-GAAP reconciliation at the end of this press release. Shopify believes free cash flow and free cash flow margin provide useful information to help investors and others understand our operating results and the performance of our business in the same manner as management. Shopify does not reconcile forward-looking non-GAAP free cash flow margin as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. Free cash flow is a non-GAAP financial measure calculated as cash flow from operations less capital expenditures.